UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 8, 2010
Date of Report (Date of earliest event reported)

Rovi Corporation
(Exact name of registrant as specified in its charter)

      Delaware                                     000-53413                                     26-1739297
(State or other jurisdiction of                 (Commission                               (I.R.S. employer
incorporation or organization)                         File No.)                                identification number)

2830 De La Cruz Boulevard
Santa Clara, California 95050
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.

ITEM 3.02    Unregistered Sales of Equity Securities.

ITEM 8.01    Other Events.

On October 8, 2010, Rovi Corporation (“Rovi”) issued a warrant to purchase 928,315 shares of its common stock at an exercise price of $35.45 per share (the “first warrant”) to Cryptography Research, Inc. (“CRI”).

As previously reported by Rovi’s predecessor (Macrovision Corporation) on Form 8-K filed with the Securities and Exchange Commission on January 4, 2008, in connection with Macrovision’s acquisition of certain assets of CRI in November 2007, and thereafter pursuant to Rovi’s acquisition of Gemstar-TV Guide International, Inc. in May 2008, Rovi agreed to issue up to three warrants to purchase Rovi common stock to CRI.  Also as reported on that prior Form 8-K, Macrovision agreed at CRI’s request not to issue the first warrant until requested by CRI to do so.  CRI requested that Rovi issue the first warrant on October 8, 2010.  The performance milestones associated with the other two warrants were not achieved, and those warrants were not issued.  The warrant as issued by Rovi Corporation is attached hereto as Exhibit 4.01 and is incorporated by reference herein.

ITEM 9.01    Financial Statements and Exhibits

     (d) Exhibits.

Number	Description

4.01	Warrant to purchase 928,315 shares of Rovi common stock issued to Cryptography Research, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corportation

Date: October 11, 2010	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel

EXHIBIT INDEX

Number	Description

4.01	Warrant to purchase 928,315 shares of Rovi common stock issued to Cryptography Research, Inc.